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                                                                    EXHIBIT 21


                       SUBSIDIARIES OF THE CORPORATION
                       -------------------------------

                    SLC Operating Limited Partnership
                    Hotel Investors of Arizona, Inc.
                    Hotel Investors of Nebraska, Inc.
                    Hotel Investors of Michigan, Inc.
                    Hotel Investors of Missouri, Inc.
                    Hotel Investors Corporation of Nevada
                    Hotel Investors of Virginia, Inc.
                    Columbus Operators, Inc.
                    Lyntex Properties, Inc.
                    Western Host, Inc.



                          SUBSIDIARIES OF THE TRUST
                          -------------------------

                    SLT Realty Limited Partnership
                    Starlex Company LLC
                    SLT Realty Company LLC